UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15817	11-2849283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Whitehall Street, New York, NY	10004-2109
(Address of principal executive offices)	(Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Eletion of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2007, The Topps Company, Inc. (“Topps”) appointed Mr. Biagio Vignolo, age 60, to serve as interim Vice President - Chief Financial Officer and Treasurer, effective August 3, 2007.  Mr. Vignolo’s appointment follows the previously announced resignation of Ms. Catherine Jessup as Vice President - Chief Financial Officer and Treasurer of the Company, which was previously disclosed by Topps on Form 8-K on July 17, 2007.  Mr. Vignolo will serve in his appointed positions until his successor is chosen and qualified or until his termination by reason of retirement, resignation, removal, death or other separation from Topps.

Mr. Vignolo is and will continue to be a partner of Tatum, LLC (“Tatum”), a leading executive services firm located in New York City, New York.  As a partner at Tatum since 2005, Mr. Vignolo has served as a consultant to Russ Berrie, a publicly-traded gift and infant/juvenile consumer products company, during 2006 and 2007 and as the interim chief financial officer of Hanes Brands, Inc. (then a subsidiary of Sara Lee, Inc.), a consumer products company, during 2005 and 2006.  Prior to joining Tatum, Mr. Vignolo was an Executive Vice President and Chief Financial Officer of Exide Technologies, a publicly-traded battery manufacturer based in Princeton, New Jersey from 2003 through 2004.  Mr. Vignolo was an independent consultant from 2001 until he joined Exide Technologies.

Mr. Vignolo’s appointment was made pursuant to an Interim Executive Services Agreement, dated as of July 30, 2007 (the “Services Agreement”), between Topps, Tatum and Mr. Vignolo, which Services Agreement provides for, among other things, Tatum making available to Topps Mr. Vignolo to serve as the interim Chief Financial Officer of the Company upon the terms and subject to the conditions set forth in the Services Agreement.  Under the terms of the Services Agreement, Mr. Vignolo and Tatum will be paid a monthly fee of $36,000 and $9,000, respectively, for their services to Topps.  Topps will also provide Mr. Vignolo with benefits consistent with those provided to other officers of Topps, except that (i) Mr. Vignolo will remain on his current health insurance plans and Topps will reimburse him for amounts up to a certain amount of his health insurance plan expenses per month, (ii) Mr. Vignolo will not be eligible to receive any stock or equity based compensation or bonus payments, and (iii) Mr. Vignolo will not be eligible for any severance payments or benefits.

Topps may terminate the Services Agreement at any time upon 30 days written notice.  However, Topps may terminate the Services Agreement immediately for “cause” (within the meaning of the Services Agreement), as well as in the event of the death or disability of Mr. Vignolo or if Mr. Vignolo ceases to be a partner of Tatum for any other reason.  Either Tatum or Mr. Vignolo may terminate the Services Agreement upon 60 days notice.  The Services Agreement may also be terminated by a party in the event of any breach thereof by another party that remains uncured for seven days after notice thereof is given to the breaching party.

On July 31, 2007, Topps issued a press release announcing the appointment of Mr. Vignolo to serve as interim Vice President - Chief Financial Officer and Treasurer of Topps.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 8.01

Other Events.

On July 31, 2007, Topps issued a press release announcing that the special meeting of Topps’ stockholders to consider and vote on the proposed merger agreement with affiliates of The Tornante Company LLC and Madison Dearborn Partners, LLC has been rescheduled for August 30, 2007 at 2:00 PM, local time, at Topps’ executive offices located at One Whitehall Street, New York, NY, 10004.  Stockholders of record of Topps as of August 10, 2007 will be entitled to vote at the special meeting.  Topps also announced that it is waiting to see the results of The Upper Deck Company’s (“Upper Deck”) latest filing with the Federal Trade Commission (“FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the review period for which is due to expire on August 3, 2007 (unless earlier terminated or extended by the FTC).  The press release also states that Topps continues to negotiate with Upper Deck to see if a consensual transaction that is superior to the pending Tornante-Madison Dearborn transaction can be reached.

A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2007

THE TOPPS COMPANY, INC.

By:

       /s/ Scott Silverstein_____________________
Name:  Scott Silverstein
Title:    President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of The Topps Company, Inc., dated July 31, 2007

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